UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

ECOLOGY AND ENVIRONMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ecology and Environment, Inc. posted the materials following directly below to www.proxydocs.com/EEI:

Ecology and environment, inc.

Vote the WHITE proxy card today.

Ecology and Environment, Inc.

The Board of Directors (the “Board”) of Ecology and Environment, Inc. (“E & E” or the “Company”) has worked diligently to identify strong director candidates who are highly qualified, experienced and committed to the long-term growth strategy being pursued by the Company, a growth strategy that the Board believes is in the best interest of all shareholders. After carefully considering twelve director candidates, the Board has nominated Michael S. Betrus and Robert J. Untracht as Class A Directors. These individuals have the knowledge and experience required to translate the Company’s strategic acquisition plan into action and execute our growth strategy to increase shareholder value.

Michael S. Betrus, age 63, has over 40 years of accounting, financial management, contractual oversight and forecasting experience. From 2005 until his retirement in 2015, Mr. Betrus served as Senior Vice President and Chief Financial Officer of Power Drives, Inc., a manufacturing and industrial distribution company in Buffalo, New York. Prior to that, from 1994 to 2005, he served as the Accounting and Contracts Manager for Ecology and Environment, Inc. From 1985 to 1994 he served as the Chief Financial Officer and Controllor for the ARO Corporation in its Life Supports Products Division. Prior to this, he served as a Manager at Arthur Young & Co. (now known as

“E & Y LLP”) from 1976 to 1981, and as a Civilian Contract Specialist for the United States Air Force Rome Air Development Center from 1974 to 1975.

Mr. Betrus has been a director on the Company’s Board of Directors since 2014 and currently serves as Chairman of the Audit Committee. Mr. Betrus received his BS in Accounting from the Utica College of Syracuse University in 1974 and his MS in Accounting from Clarkson College in 1976.

Robert J. Untracht, age 67, has several years of experience in consulting and financial services. He served as a financial reporting consultant to ILFC (a separate public company for debt reporting purposes for AIG, its parent company) from 2007-2012 and prior to that as an Instructor of Accounting at the Andersen Graduate School of Management at UCLA from 1989 to 1994. From 1999 to 2003, Mr Untracht was also an Associate Professor of Accounting at the New York Institute of Technology. Prior to this, from 1981 to 1998, Mr. Untracht served in various positions at E & Y LLP ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services. From 1974 to 1981, Mr. Untracht was an Audit Manager at Deloitte Haskins & Sells (now commonly known as DT&T Ltd.), serving clients in the retail and manufacturing industries.

Mr. Untracht currently serves as a member of the Board and the Chairman of the Audit Committee of both Siteworx, LLC and Hexanica, Inc., two private companies. He previously served as a member of the Board and Chairman of the Audit Committee at DoubleLine Funds from 2010 to 2012, and Discus Dental, LLC from 2008 to 2010. Also during the period of 2010 to 2012 Mr. Untracht concurrently served on the boards of American Mobile Power Systems, Inc., a private company, and DoubleLine Opportunistic Credit Fund, a public company. Prior to 2008, he served on the board as Chairman of the Audit Committee of SM&A, Inc., a public company that performed consulting services, for a period of six years. Mr. Untracht received a BS in Computer Technology from the New York Institute of Technology in 1971, a MBA from the State University of New York, Buffalo in 1972 and a JD from Southwestern University School of Law in 1984.

About E&E

E & E is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s annual meeting of stockholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company stockholders. Company stockholders are strongly encouraged to read the proxy statement and accompanying proxy card when they become available as they will contain important information. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at the Company’s website at http://www.ene.com, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628 8536.

Forward-Looking Statements

Information presented on this website contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. Stockholders are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

Annual Report

2016 Annual Report to Stockholders

Proxy Statement

2017 Notice of Annual Meeting & Proxy Statement

Letter to Shareholders

March 15, 2017 E&E Letter to Shareholders

WHITE Proxy Card A

WHITE Proxy Card B

Proxy Card 401K

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have any questions or require any assistance in obtaining or voting the WHITE proxy card, please contact:

D.F. King & Co., Inc. (“D.F. King”), proxy solicitor for Ecology and Environment, toll free at

1 (800) 628-8536.

Banks, brokers and callers from outside the United States may call collect at (212) 269-5550.

Or E-mail: EEI@dfking.com

Global Environmental Specialists

BUFFALO CORPORATE CENTER

368 Pleasant View Drive, Lancaster, New York 14086

Tel: (716) 684-8060, Fax: (716) 684-0844

March 15, 2017

Dear Fellow Shareholder:

MRC is an activist hedge fund that is waging a proxy fight with an agenda that puts your investment and the existence of E & E as a public shareholder company at risk.

YOUR VOTE IS VERY IMPORTANT TO PROTECT YOUR INVESTMENT IN E & E.

Ecology and Environment, Inc. (the “Company” or “E & E”) believes Mill Road Capital II L.P. and its affiliates (collectively “MRC”) launched this costly and distracting proxy contest, with very self-serving goals, to install handpicked directors to pave the way for MRC to sell your Company to itself. This going private agenda has been formally rejected by the

Company and the Company further found the MRC nominees to be lesser qualified than the Company’s slate of director candidates. Obviously, MRC recognizes the substantial future opportunity at E & E; but MRC’s agenda would put all of that upside in the hands of one shareholder: MRC.

MRC has publicly stated that it will solicit proxies in opposition to the nomination of the

Company’s two highly qualified Class A director candidates to serve on the E & E Board of Directors (the “Board”). We expect that MRC’s nominees would push a distracting agenda intended to seduce the Class B shareholders to pursue a sale that would result in a substantial loss of an investment opportunity and future profits, especially for Class A shareholders. MRC’s ongoing efforts to advance its own self-serving agenda will be disruptive to E & E’s ongoing growth strategy initiatives.

Do not help MRC pursue its stated agenda to eliminate the publicly held shares through a going-private transaction. That agenda will lead to the end of E & E as a publicly traded, world class, independent, environmental consulting company that is capable of and committed to solving the complex environmental issues of our time.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

The 2017 Annual Meeting of Shareholders of Ecology and Environment, Inc. (the “Annual

Meeting”) will be held on Thursday, April 20, 2017. You face an important choice regarding the composition of the Board and the future growth and profitability of E & E. Your vote is important, no matter how many shares you own.

Kindly sign and date the enclosed WHITE proxy card and return it in the postage-paid envelope provided or by voting over the Internet or telephone today. But please DO NOT return or otherwise vote any green proxy card sent to you by MRC.

The E & E Board and management team continue to take disciplined and decisive action to maintain shareholder returns and prepare for a future of growth.

Total net income attributable to E & E improved $2.3 million from a loss of $1.4 million in 2014 to income of $3.4 million in 2015, and income of $0.9 million in 20161, despite reductions in net revenues from U.S. and South American operations. This turnaround is attributable to aggressive implementation of strategic initiatives by the Board and management team, despite the recession in the U.S. and foreign economies and the collapses in the mining sector and oil prices.

Further, from 2012 to 2016, E & E’s net cash position (defined as total cash minus total debt) improved from $1 million of net debt in 2012 to almost $11 million of net cash in 2016.

During this five year period, E & E dividends to shareholders were between 4% and 5% of share price, amounting to more than $10 million, and E & E reduced more than $12 million of debt with no significant change in operating cash balances.

Note: All amounts in the chart above are directly obtained from, or are calculated from amounts derived from, the audited financial statements included in our SEC Form 10-K filings for the fiscal years ended July 31, 2014, 2015 and 2016.

1 Reduced by an unusual effective tax rate of 86%.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

Many of E & E’s shareholders own the Company for its core environmental ethics and values and its reliable dividend, which we have paid consecutively for 30 years. Now is not the time to turn away from a strategy that has been successfully implemented over the past four years and has positioned E & E to achieve substantial future growth.

All E & E shareholders deserve the opportunity to realize the benefits of E & E’s growth initiatives.

The E & E Director Nominees are more qualified and better suited than those offered by MRC.

After carefully considering 12 potential candidates, including those nominated by MRC, the Board has nominated Michael S. Betrus for reelection as a Class A director, Robert J. Untracht for election as a new Class A director, and Marshall A. Heinberg for election as a new Class B director, in addition to four incumbent Class B directors.

Michael S. Betrus, age 64, has more than 40 years of accounting, financial management, contractual oversight and forecasting experience. His familiarity with the Company, his CPA and accounting experience, his experience in integration of acquired entities, and his steadfast commitment to a long-term growth strategy aligns well with the Company’s goals. He previously served as Senior Vice President and Chief Financial Officer of Power Drives, Inc., a manufacturing and industrial distribution company in Buffalo, New York. Prior to that, he served as the Accounting and Contracts Manager for Ecology and Environment, Inc. and he previously was Chief Financial Officer and Controller for the ARO Corporation in its Life Supports Products Division.

As Chairman of the Audit Committee, Mr. Betrus’ accounting skills and experience with financial management have proven particularly valuable to the Board, especially in addressing our challenges in South America. He has extensive experience with our industry and with our Company specifically, having joined E & E’s Board in 2014.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

Robert J. Untracht, age 67, has extensive public and private company board experience. He currently serves as a member of the Board of Directors and the Chairman of the Audit Committee of Siteworx, LLC and Hexanika, Inc., two private consulting services companies. He previously served as a Member of the Board of Directors and Chairman of the Audit Committee at DoubleLine Funds from 2010 to 2012 and Discus Dental, LLC from 2008 to 2010 and as a Member of the Board of American Mobile Power Systems, Inc., a private company, and SM&A, Inc., a public consulting services company, for a period of six years.

Mr. Untracht’s experience in consulting and financial services will offer E & E a fresh and independent perspective to support the Company’s growth strategy. He previously served as a financial reporting consultant to ILFC (a separate public company for the debt reporting purposes of AIG, its parent company). Prior to that, Mr. Untracht served as an Instructor of Accounting at the Anderson Graduate School of Management at UCLA and as an Associate Professor of Accounting at the New York Institute of Technology. Prior to this, he served in various audit positions, including Partner, at Ernst & Young, LLP.

Marshall A. Heinberg, age 59, has had a long and distinguished investment banking career with Oppenheimer and in his consulting practice, which is directly additive to the

Company’s focus on acquisitions. He has been directly involved in more than a dozen capital markets and/or merger and acquisition transactions for many of the leading environmental engineering and consulting and waste management firms.

The E & E Board slate is composed of four independent candidates who are qualified to support a strategy of growth, and are committed to acting in the best interests of all E & E shareholders. By contrast, we believe that if MRC nominees Mr. Jacobs and Mr. El-Hillow were to be elected, there would only be two independent directors on the Board because Mr. Jacobs and Mr. El-Hillow are not independent, but rather agents of MRC and its agenda. The Board’s two Class A nominees offer superior skillsets that complement those of the other director nominees to comprise a carefully cultivated set of expertise.

In contrast to the E & E nominees, the Board believes those offered by MRC are less qualified. The Board has thoroughly reviewed MRC’s nominees and unanimously concluded that replacing either of the Board’s Class A candidates for election with either of MRC’s nominees would reduce the capability of the Board.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

In fact, the MRC nominees have little or no experience advising or operating an environmental consulting services company, or advising a management team like E & E’s.

In comparison, the current Board and its nominees have extensive knowledge and familiarity with our industry, which is critical as the Company continues to successfully execute its strategic plan. MRC, a tiny investment company, has little experience in operating companies, especially one like E & E that operates in multiple languages in more than 25 offices and five countries. MRC has few employees and, to our knowledge, no technical expertise to contribute to E & E’s operations.

Simply put: It is the Board’s informed opinion that E & E’s slate of candidates are far better qualified to direct the Company’s growth strategy than those proposed by MRC.

The future success of the Company will be determined by its operating management and staff, which will operate more effectively if directed by a cohesive Board rather than a fractious one.

Protect the value of your investment in E & E:

VOTE FOR E & E’S FUTURE BY VOTING THE WHITE PROXY CARD TODAY.

Voting Instructions

You can vote your shares at the Annual Meeting by proxy or in person. You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies,” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”

If you are a shareholder of record and wish to vote by proxy, you can vote in one of the following ways:

• By Mail: you may vote by mail by marking, dating and signing your WHITE Proxy Card in accordance with the instructions on it and returning it by mail in the pre-addressed stamped reply envelope provided with the proxy materials. The WHITE Proxy Card must be received prior to the start of the Annual Meeting.

• By Telephone: by following the telephone voting instructions included on the WHITE Proxy Card at any time until 11:59 p.m., Eastern Standard Time, on April 19, 2017.

• By Internet: by following the internet voting instructions included on the WHITE Proxy Card at any time until 11:59 p.m., Eastern Standard Time, on April 19, 2017.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

Alternatively, if you are a record holder you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting. However, if your shares are held in the name of a broker, bank or other nominee, and you plan on voting by attending the Annual Meeting in person, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the Annual

Meeting’s record date—you will not be able to vote by attending the Annual Meeting without a legal proxy from the record holder of your shares.

On behalf of your Board of Directors and management team, we thank you for your continued support.

Sincerely,

[Graphic Appears Here]

Frank B. Silvestro

Gerard A. Gallagher III

Chairman

Chief Executive Officer

Cc: Vinson & Elkins L.L.P. is serving as special proxy contest counsel to E & E.

David H. Alexander, Outside General Counsel, Gross Shuman Brizdle and Gilfillan, PC

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

ecology and environment, inc.

Your Vote Is Important

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

D.F. King

48 Wall Street, 22nd Floor, New York, NY 10005

Shareholders Call Toll Free: 1 (800) 628-8536 Banks and Brokers Call Collect: (212) 269-5550

Proxy materials can also be accessed at https://www.proxydocs.com/EEI

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April

20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at https://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant

View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.

Forward-Looking Statements

Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities

Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

YOUR VOTE IS IMPORTANT

VOTE “FOR” THE E & E BOARD NOMINEES ON THE WHITE PROXY CARD TODAY